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                                   LETTER AGREEMENT



June 4, 1997



Allmerica Financial Life Insurance and Annuity Company
First Allmerica Financial Life Insurance Company



Ladies and Gentlemen:

Effective as of October 1, 1996, this letter sets forth the agreement ("Agreement") between Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company) ("Company A") and First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America) ("Company B") (each a "Company" and collectively "you," "your" or the "Companies"), on the one hand, and Rowe Price-Fleming International, Inc. ("RPFI") (referred to as "we," or "RPFI") on the other , concerning certain administrative services to be provided by each of you, with respect to the T. Rowe Price International Series, Inc. (the "Fund").

1. THE FUND. The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "Act") as an open-end diversified management investment company. The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts. With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.

2. THE COMPANIES. Company A is a Delaware life insurance company, and Company B is a Massachusetts life insurance company. Each Company issues variable annuity contracts (the "Contracts") supported by one or more separate accounts (individually a "Separate Account" and collectively the "Separate Accounts") which are registered with the SEC as unit investment trusts, or which are properly exempt from registration. Each of the Companies has entered into a participation agreement with the Fund (individually a "Participation Agreement" and collectively the "Participation Agreements") pursuant to which each Company purchases shares of the T. Rowe Price International Stock Portfolio of the Fund for the Separate Accounts supporting the Company's Contracts.

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Allmerica Financial Life Insurance and Annuity Company
First Allmerica Financial Life Insurance Company
June 4, 1997
Page 2



3. RPFI. RPFI serves as the investment adviser to the T. Rowe Price International Series, Inc. RPFI supervises and assists in the overall management of the Fund's affairs under an investment management agreement with the Fund (the "Management Agreement"), subject to the overall authority of the Fund's Board of Directors in accordance with Maryland law. Under the Management Agreement, RPFI is compensated for providing investment advisory and certain administrative services (either directly or through affiliates).

4. ADMINISTRATIVE SERVICES. You have agreed to assist us, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in a Fund by the Separate Accounts. It is anticipated that such services may include (but shall not be limited to): the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holder of the Contracts supported by the Separate Accounts; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to Fund directors; the provision of advice and recommendations concerning the operation of the series of the Funds as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Separate Account portfolios serving as funding vehicles for the Contracts; telephone support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time.

5. PAYMENT FOR ADMINISTRATIVE SERVICES. In consideration of the administrative services to be provided by each of the Companies, we shall make payments to each of the Companies on a quarterly basis ("Payments") from our assets, including our bona fide profits as investment adviser to the Fund, an amount equal to 15 basis points (0.15%) per annum
     of   the average aggregate net asset value of shares of the Fund held by the Separate Accounts under the Participation Agreements, PROVIDED, HOWEVER, that such payments shall only be payable with respect to the Fund for each calendar quarter during which the aggregate dollar value of shares of the Fund purchased pursuant to a Participation Agreement by the insurance companies in the aggregate exceeds $50,000,000. Subject to the terms of paragraph 6 hereof, RPFI shall be responsible for payments due pursuant to this Paragraph 5 with respect to the purchase of shares of the Fund managed by RPFI. For purposes of computing the payment to each Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Fund held by the Separate Accounts over a quarterly period shall be computed by totaling each Separate Account's aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar quarter, and dividing by the total number of business days during such quarter. The Payments contemplated by this Paragraph 5 shall be calculated by RPFI at the end of each calendar quarter and will be paid to each Company within 30 business days thereafter.

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Allmerica Financial Life Insurance and Annuity Company
First Allmerica Financial Life Insurance Company
June 4, 1997
Page 3



6. UNIFIED PAYMENT PROCEDURE. You have agreed that in order to simplify the procedure by which Payments required to be made by RPFI pursuant to Paragraph 5 hereof are made to the Companies, the obligations of RPFI to make such Payments to each Company can be fulfilled by the remittance of a single, unified Payment (the "Unified Payment"). The Unified Payment shall be made by RPFI to Company A, accompanied by a written statement setting forth the respective amounts due to each of the Companies. Company A in turn, agrees that it will remit Company B's portion of each Unified Payment to Company B as soon as practicable after Company A's receipt of such Unified Payment, unless a different arrangement is agreed to between Company A and Company B. Company B agrees that the obligation of RPFI to make payments to it pursuant to paragraph 5 hereof shall be satisfied upon receipt of the applicable Unified Payment by Company A.

7. NATURE OF PAYMENTS. The parties to this Agreement recognize and agree that RPFI's payments to the Companies relate to administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which RPFI is required to provide to owners of the Contracts pursuant to the terms thereof. You represent that you may legally receive the payments contemplated by the Agreement.

8. TERM. This Agreement shall remain in full force and effect for an initial term of two years, and shall automatically renew for successive one-year periods unless any party informs each of the other parties upon 60-days written notice of its intent not to continue this Agreement. This Agreement and all obligations hereunder shall terminate automatically with respect to a Company and its relationship with a Fund upon the redemption of the Company's and its Separate Accounts investment in the Fund, or upon termination of the Company's Participation Agreement with the Fund.

9. AMENDMENT. This Agreement may be amended only upon mutual agreement of all of the parties hereto in writing.

10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

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Allmerica Financial Life Insurance and Annuity Company
First Allmerica Financial Life Insurance Company
June 4, 1997
Page 4



If this Agreement is consistent with your understanding of the matters we discussed concerning your administrative services, kindly sign below and return a signed copy to us.

                                   Very truly yours,

                                   ROWE PRICE-FLEMING
                                   INTERNATIONAL, INC.


                                   By: /s/ Nancy M. Morris
                                      ------------------------------------------

                                   Name:     Nancy M. Morris
                                        ----------------------------------------

                                   Title:    Vice President
                                        ----------------------------------------


Acknowledged and Agreed to:

ALL MERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY

By:       /s/ Richard M. Reilly
     ------------------------------

Name:     Richard M. Reilly
     ------------------------------

Title:    President
     ------------------------------



FIRST ALLMERICA FINANCIAL LIFE
INSURANCE COMPANY

By:       /s/ Richard M. Reilly
     ------------------------------

Name:     Richard M. Reilly
     ------------------------------

Title:    Vice President
     ------------------------------